UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 17, 2006
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

12500 West Creek Parkway, Richmond, Virginia		23238

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On August 17, 2006, Robert C. Sledd, the Chairman and Chief Executive Officer of Performance Food Group Company, a Tennessee corporation (the “Company”) notified the Company’s board of directors that he would step down as Chief Executive Officer effective October 1, 2006. Mr. Sledd will continue to serve as chairman of the Company’s board of directors. Mr. Sledd’s notice to the board of directors of his intent to step down as Chief Executive Officer followed discussions over several months between the board of directors and Mr. Sledd concerning his desire to transition out of the role of Chief Executive Officer and the board of directors consideration of an appropriate succession plan.
     (c) On August 17, 2006, the Company’s board of directors appointed Steven Spinner to serve as the Company’s President and Chief Executive Officer beginning October 1, 2006. Mr. Spinner, age 46, currently serves as the Company’s President and Chief Operating Officer, a position he has held since May 25, 2005. Prior to his appointment as President and Chief Operating Officer, Mr. Spinner served as Senior Vice President of the Company and Chief Executive Officer of the Company’s broadline segment from February 2002 to May 2005 after serving as President of the Company’s broadline segment from August 2001 to February 2002. Mr. Spinner also served as broadline regional President from October 2000 to August 2001 and as President of AFI Foodservice Distributors, Inc., a wholly owned subsidiary of the Company, from October 1997 to October 2000. From 1989 to October 1997, he served as Vice President of AFI Foodservice Distributors, Inc.
     Effective October 1, 2006, Mr. Spinner’s annual base salary will increase to $600,000. In addition, he will remain eligible to receive cash bonuses under the Company’s 2006 Annual Cash Incentive Plan as well as to participate in the Company’s equity incentive programs and broad-based benefit programs generally available to the Company’s employees. A summary of the compensation arrangement for Mr. Spinner beginning on October 1, 2006 is filed herewith as Exhibit 10.1.
     In connection with his appointment to serve as the Company’s President and Chief Executive Officer, the compensation committee of the Company’s board of directors approved the award of a stock option for Mr. Spinner to purchase 50,000 shares of the Company’s common stock. This option, which vests on August 17, 2010, has an exercise price equal to $26.05 per share, the closing market price for the Company’s common stock on The Nasdaq Global Select Market on the date of grant, August 17, 2006, and expires ten years from the date of grant.
     (d) In connection with the appointment of Mr. Spinner as President and Chief Executive Officer, the nominating and corporate governance committee of the Company’s board of directors recommended to the board of directors that the size of the Company’s board of directors be expanded to seven members effective October 1, 2006 and that Mr. Spinner be elected by the board of directors to fill the vacancy created by this expansion. On August 17, 2006, the Company’s board of directors approved the expansion in the size of the Company’s board of directors to seven members effective October 1, 2006 and elected Mr. Spinner to fill the vacancy created by this expansion effective October 1, 2006. Mr. Spinner is not expected to serve on any committees of the board of directors.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description

10.1	Steven Spinner Executive Compensation Summary

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

	By:	/s/ John D. Austin

	Name:	John D. Austin
	Title:	Senior Vice President and
Chief Financial Officer

Date: August 21, 2006

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Steven Spinner Executive Compensation Summary